Registration No. 333-81246


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             (AMENDMENT NUMBER 1)

                            ----------------------
                        GOLF PRODUCT TECHNOLOGIES, INC.
                (Name of Small Business Issuer in its Charter)

        FLORIDA                         3949              65-1129207
    ---------------                -------------      -----------------
(State or Other Jurisdiction    (Primary Standard       (IRS Employer
of Incorporation or               Industrial                 Number)
Organization                   Identification No.)

                               3360 NW 53rd Circle
                              Boca Raton, FL  33496
                                 (561) 862-0529

        (Address and telephone number of principal executive offices and principal place of business)

                                   Jim Dodrill
                               3360 NW 53rd Circle
                              Boca Raton, FL  33496
                                 (561) 862-0529
          (Name, address and telephone number of agent for service)

                             ----------------------
             Approximate date of proposed sale to the public:
         As soon as practicable after the effective date of this
                             registration statement.
                             ----------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.(X)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

     If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ).

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( ).


                      CALCULATION OF REGISTRATION FEE
                      -------------------------------


                                  PROPOSED   PROPOSED
                                  MAXIMUM    MAXIMUM
TITLE OF EACH CLASS   AMOUNT TO   OFFERING   AGGREGATED   AMOUNT OF
OF SHARES TO BE          BE       PRICE PER  OFFERING     REGISTRATION
REGISTERED            REGISTERED  SHARE      PRICE        FEE
-------------------------------------------------------------------------
Common Stock,
$.0001 par value
to be sold by
selling shareholders  1,128,750   $0.25      $282,187.5   $25.96

Common Stock,
$.0001 par value to
be sold by the
company               2,000,000   $0.25      $500,000     $46.00

TOTAL                 3,128,750              $782,187.50  $71.96
-------------------------------------------------------------------------


(1)	Estimated solely for the purpose of calculating the
registration fee pursuant to Rule 457.
-------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                                    PROPECTUS
                 SUBJECT TO COMPLETION, DATED FEBRUARY 25, 2002

                      3,128,750 Shares of Common Stock

                        GOLF PRODUCT TECHNOLOGIES, INC.
                           (A Florida Corporation)


     This is our initial public offering. We are registering a total of 3,128,750 shares of our common stock. All of the shares being registered by us will be sold at a price per share of $0.25. The selling shareholders will sell their shares at a price per share of $0.25 until our shares are traded on the OTC
Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Of the shares being registered:


     1) 1,128,750 are being registered for sale by selling shareholders and
     2)  2,000,000 are being registered for sale by us

     We will not receive any proceeds from the sale of any of the shares by selling shareholders. We will be selling all of the 2,000,000 shares of common stock we are offering on a "best efforts basis" and will not use an underwriter or pay a commission for the sale of the shares. No arrangements have been made to place funds in escrow, trust or any similar account. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us. This offering will terminate on the earlier of the sale of all of the shares or 60 days after effectiveness of this registration statement.

     There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our Common Stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop.

       Proposed Trading Symbol:        OTC Bulletin Board - "GPTI"
                   _________________________________

     INVESTING IN OUR STOCK INVOLVES RISKS.  YOU SHOULD CAREFULLY CONSIDER
         THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


             The date of this Prospectus is February 25, 2002

                               TABLE OF CONTENTS


                                                             Page
                                                             ----

Prospectus Summary                                            3
The Offering                                                  4
Summary Financial Information                                 6
Risk Factors                                                  7
Use of Proceeds                                               15
Determination of Offering Price                               17
Dividend Policy                                               17
Dilution                                                      18
Management's Discussion and Analysis of Financial Condition
and Results of Operations                                     19
Business                                                      23
Management                                                    28
Principal Shareholders                                        30
Selling Shareholders                                          31
Certain Transactions                                          32
Description of Securities                                     33
Indemnification                                               35
Plan of Distribution                                          36
Legal Matters                                                 38
Experts                                                       38
Where You Can Find More Information                           39
Index to Financial Statements

                             PROSPECTUS SUMMARY

     Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus. You should consider the information set forth under "Risk Factors" and our financial statements and accompanying notes that appear elsewhere in this prospectus.


     We are a development stage company and were incorporated in Florida on August 9, 2001. Our executive offices are located at 3360 NW 53rd Circle, Boca Raton, FL 33496. Our telephone number is (561) 862-0529. As of December 31, 2001 we had operating capital of only $7,449 and a stockholders' deficiency of $4,326. Please be aware that our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability to continue as such is dependent on our ability to implement our business plan, raise capital and generate revenues.



     We are led by, Jim Dodrill, our President and Chief
Executive Officer, who formerly co-founded and served as President and General Counsel of Outlook Sports Technology, Inc., a designer and marketer of golf equipment, apparel and accessories. Mr. Dodrill served as President and General Counsel of Outlook Sports for four years prior to leaving the company in January 2000. His accomplishments at Outlook Sports include negotiating the license of all intellectual property rights for North America and Japan from one of Europe's largest golf equipment and apparel design companies and overseeing the development and introduction of golf equipment, apparel and accessories under two brand names into the North American market. Our long term objective is to build a diversified golf equipment design and marketing company with a market leadership position in domestic and international markets. In the short-term, we will focus on developing a business in the domestic golf equipment category by licensing or developing golf products for sale. We have begun searching for products or brands to license or acquire for introduction into the domestic golf market and are currently testing various products designed by independent golf equipment and accessory designers. Our plan is to leverage relationships Mr. Dodrill created in the industry while running Outlook Sports and capitalize on the knowledge he gained while at his former company.



     We have achieved no revenues to date and our loss from inception to December 31, 2001 totaled $20,826. Our officer has agreed to defer all salaries until the later of a minimum of six months after completion of this offering or until we have raised a minimum of $250,000 in gross proceeds. Additionally, our principal executive and administrative offices are located in space that is owned by Jim Dodrill, our President and Chief Executive Officer. We are not presently incurring any rent expenses associated with this space, but are paying to him $75 per month as an estimate of the direct expenses (e.g. telephone and fax) associated with this space. We anticipate relocating from this space to a leased space, which would also be in Boca Raton, Florida within 90 days of our completion of raising financing in a minimum amount of at least $250,000.

                                The Offering
                                ------------

Securities Offered                                 3,128,750 shares of
                                                   common stock, 2,000,000
                                                   of which we are offering
                                                   and 1,128,750 of which
                                                   are being offered by the
                                                   selling shareholders; See
                                                   "Description of
                                                   Securities"

Common Stock Outstanding, before offering          5,628,750
Common Stock Outstanding, after offering           7,628,750


Proposed OTC Bulletin Board Symbol                 GPTI


Use of Proceeds                                    We will not receive any
                                                   proceeds from the sale of
                                                   common stock by our
                                                   selling shareholders.  If
                                                   we sell all 2,000,000
                                                   shares we are offering,
                                                   we will receive gross
                                                   proceeds of $500,000.
                                                   Any and all funds raised
                                                   from our sale of common
                                                   stock will be used for
                                                   working capital purposes,
                                                   including funding efforts
                                                   to identify and test
                                                   products for
                                                   introduction to the golf
                                                   industry. See "Use of
                                                   Proceeds."


Dividend Policy                                    We do not intend to pay
                                                   dividends on our common
                                                   stock.  We plan to retain
                                                   any earnings for use in
                                                   the operation of our
                                                   business and to fund
                                                   future growth.

Risk Factors
------------

     The securities offered by this prospectus are highly speculative and very risky. We have described the material risks that we face below. Before you buy, consider the risk factors described and the rest of this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. Please refer to "Risks Associated with Forward-looking Statements" on page 14.

                        Summary Financial Information
                        -----------------------------

The following is a summary of our Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our Financial
Statements and the notes therewith.


                                                    Year ended
                                                     December
                                                     31, 2001
                                                     --------



Statement of Operations Data:
Total Revenue                                        $       0
                                                     =========



Gross Profit                                         $       0
                                                     =========


Net Income (loss)                                    $(20,826)
                                                     =========







                                                       As of
                                                     September
                                                     30, 2000
                                                     ---------


Balance Sheet Data
Cash and cash equivalents                            $  7,449
Total current assets                                 $  8,174
Total assets                                         $  8,174
Total current liabilities                            $ 12,500
Total stockholders' equity (deficiency)              $ (4,326)
Total liabilities and stockholders' equity           $  8,174

                                RISK FACTORS

     The securities offered are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. You should carefully consider the following risk factors, as well as all other information in this prospectus.

     Certain important factors may affect our actual results and could cause those results to differ significantly from any forward-looking statements made in this prospectus or otherwise made by us or on our behalf. For this purpose, any statements contained in this prospectus that are not statements of historical fact should be considered to be forward-looking statements. Words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negatives of those words, identify forward-looking statements. These statements appear in a number of places in this prospectus and include statements as to our intent, belief or expectations. These forward-looking statements are subject to the risks detailed below or elsewhere in this prospectus, or detailed from time to time in our filings with the Securities and Exchange Commission. See "Risks Associated With Forward-Looking Statements" on page 14.


     Investors should assume that if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.


Risks related to our business:
------------------------------

We have very little operating capital and may be forced to file bankruptcy.
---------------------------------------------------------------------------


     The growth of our business will require significant additional investment. We do not presently have adequate cash from operations or financing activities to meet our long-term needs. As of December 31, 2001 we had a total of $7,449 in capital to use in executing our business plan. We are able to operate going forward solely because our executive officer has agreed to defer receipt of compensation until the later of six months after completion of this offering or until we have raised a minimum of $250,000 in gross proceeds. We anticipate that unless we are able to raise net proceeds of at least $100,000 within the next twelve months that we will not be able to execute our business plan in a meaningful way. However, even if all shares offered through this prospectus are sold, and we raise net proceeds of $500,000 there can be no assurance that we will be successful in executing our plan or achieving profitability. Due to our early stage of development, regardless of the amount of funds we raise, there is a substantial risk that all investors may lose all of their investment. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, our sole officer anticipates that he will continue seeking opportunities in the golf industry. An example of such an opportunity would be acquiring the rights for distribution of a product for various markets and then seeking a third party to actually distribute such products and pay a royalty to us based on sales achieved. If no alternative financing can be found, and our officer is unable to identify and capitalize on opportunities in the golf industry, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.
Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 5 of our Financial statements.


We have been operating for less than a year and we may not be able to achieve or maintain profitability.
-------------------------------------------------------------


     We are a relatively young company and our proposed operations are subject to all of the risks inherent in such a business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of a business in a competitive and rapidly changing industry. As with an investment in any emerging growth company, ownership of common shares may involve a high degree of risk, and is not recommended if you cannot reasonably bear the risk of a total loss of your investment.

     We expect to continue to incur operating losses in fiscal 2002, which ends December 31, 2002. If we do not achieve revenue growth sufficient to absorb our planned expenditures, we could experience additional losses in future periods. These losses or fluctuations in our operating results could cause the market value of our common stock to decline.

     We anticipate that in the future we will make significant investments in our operations, particularly to support research and development and marketing activities and, that as a result, operating expenses are expected to continue to increase. We intend to make such investments on an ongoing basis, primarily from cash generated from operations and, to the extent necessary, funds available from financing activities, as we develop and introduce new products and expand into the domestic or international market. If net sales do not increase with capital or other investments, we are likely to continue to incur net losses and our financial condition could be materially adversely affected. There can be no assurance that we will achieve or sustain profitability on a quarterly or annual basis.

We have a history of operating losses and limited funds.
--------------------------------------------------------

     We have a history of operating losses. If our business plan is not fully executed as planned, we may continue to experience losses as we continue to invest in our core businesses. Our current financial resources are limited and are insufficient for execution and expansion of our business plan. Our ability to execute our business model will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that such financing will be obtained. Nor can we give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable.

Our independent auditor has expressed doubts about our ability to continue as a going concern.
-----------------------------------------------------------------


     We are a development stage company as defined in Financial Accounting Standards Board Statement No. 7. We are devoting substantially all of our present efforts in establishing a new business and, although planned principal operations have commenced, we have not achieved any revenues. These factors raise substantial doubt about our ability to continue as a going concern. Management's plans regarding our ability to continue as a going concern are disclosed in Note 5 to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Although we do not plan to hire any additional employees during at least our first six months of operations, we will need to hire additional qualified personnel in the future and, we may not be able to successfully manage these employees or achieve our objectives.
-----------------------------------------------------------------


     We do not plan to hire any additional employees during at least our first six months of operations. Our overall plan anticipates primarily using independent contractors and joint venture or outsourcing arrangements rather than hiring employees. We believe that by doing so we will be able to partner with individuals with greater expertise while simultaneously making lower expenditures. We believe our future success will depend in large part upon our ability to identify, attract and create such relationships with individuals skilled in the areas of product development, sales and marketing and operations personnel. Competition for such personnel in the golf industry is relatively intense, and we compete for such personnel against numerous companies, all of which are larger, more established companies with significantly greater financial resources. There can be no assurance we will be successful in identifying, attracting, creating and maintaining relationships with such personnel.

We are dependent on introducing new products and failure to do so would adversely affect our operating results.
-----------------------------------------------------------------


     We believe that the introduction of new, innovative golf clubs and or accessories will be crucial to our future success. There is no assurance that we will be able to license or develop any products or that any such products will be accepted by consumers or preferred by consumers over other companies' products. Failure to identify and develop products that achieve widespread market acceptance would adversely affect our future growth and profitability. Additionally, successful technologies, designs and product concepts are likely to be copied by competitors. Accordingly, our operating results could fluctuate as a result of the amount, timing and market acceptance of new product introductions by us or our competitors.

Any products we sell could contain defects creating product
recalls and warranty claims that could materially adversely
affect our future sales and profitability.
-----------------------------------------------------------

     Any products we ultimately sell could contain unforeseen defects. These defects could result in product recalls and warranty claims. A product recall could delay or halt production of the affected product until we are able to address the reasons for any defects. Recalls may also have a materially negative effect on our brand image and public perception of the affected product. This could materially adversely affect our future sales. Recalls or other defects would be costly and could require substantial expenditures.

     Unanticipated defects could also result in product liability litigation against us. Given the nature of our anticipated products, it is foreseeable to expect in the future to be subject to potential product liability claims that, in the absence of sufficient insurance coverage, could have a material adverse effect on us. We do not currently maintain liability insurance coverage. If we are unable to obtain such insurance prior to distributing product, any large product liability claim could materially adversely affect our ability to market our products.

We will face intense competition and may not be able to compete effectively.
----------------------------------------------------------------------------


     We will face intense competition for customers because the golf equipment and accessories industry is highly competitive and is characterized by the frequent introduction of new products.
Our anticipated future competitors consist of several well established domestic and foreign companies, the substantial majority of which have significantly greater financial resources than we do, longer operating histories in the golf industry, well established reputations, and marketing, distribution and service networks, large product lines and greater management and technical resources. Accordingly, many of these anticipated future competitors will have greater financial resources to devote to areas such as advertising, marketing and product development, and consequently the cost of entry into the golf market is higher than in many markets. A manufacturer's ability to compete is in part dependent upon its ability to satisfy various subjective requirements of golfers, including the golf club's "look" and "feel" and the level of acceptance that the golf club has among professional and other golfers.


Our results will likely be seasonal and may be impacted by the weather.
-----------------------------------------------------------------------

     Golf is generally regarded as a warm weather sport and accordingly, sales of golf equipment reflect a seasonality of market demand and have historically been strongest in the first and second quarters of each year with the weakest sales occurring in the fourth quarter. Due to the seasonality of the industry, results from any one or more quarters are not necessarily indicative of annual results or continuing trends. Additionally, quarterly results may vary from year to year due to the timing of new product introductions by both the company and its competitors, advertising expenditures, promotional periods, competitive pressures resulting in lower than expected average selling prices, and the volume of orders that are received and that can be fulfilled in a quarter. Additionally, due to the outdoor nature of the sport, golf sales are influenced by the weather and inclement or unseasonable weather conditions can adversely affect our operating results and financial condition. Any one or more of the above factors could result in our failure to achieve our expectations as to future sales or net income.

A recession could detrimentally affect our sales.
-------------------------------------------------

     Our sales are partially dependent on discretionary consumer spending, which may be affected by general economic conditions.
A recessionary environment could result in a decrease in consumer spending in general, which could result in decreased spending in our markets which could have a material adverse effect on our business, operating results and financial condition. Additionally, factors that influence the general economic climate, such as consumer confidence levels, interest rates, employment trends and fuel availability and prices could also result in decreased spending in our markets. Because in the short term most of our operating expenses are relatively fixed, we may be unable to adjust spending sufficiently in a timely manner to compensate in the event of any unexpected sales shortfall. If we fail to make these adjustments quickly, our operating results and financial condition could be materially adversely affected.

Full execution of our business plan requires that we raise additional funds.
----------------------------------------------------------------------------

     Full implementation of our business plan requires that we raise additional funds in the future. The timing of the need and the amount needed will depend on when or if we are able to either find a product to license for sales or develop product internally. However, we may not be able to obtain additional capital or generate sufficient revenues to fund these operations. Our ability to grow and maximize revenues will be dependent upon market and competitive conditions as well as on our ability to effectively execute our strategy. All of these factors can affect our ability to produce revenues and profits.

Our officers and directors are not required to continue as shareholders and may not maintain an equity interest in the company.
---------------------------------------------------------------------------

     There is no requirement that our current or any of our future officers and/or directors retain any of their shares of our common stock. Accordingly, there is no assurance that all or any of our officers and/or directors will continue to maintain an equity interest in the company.

We have arbitrarily determined the offering price. Accordingly the price you pay may not accurately reflect the value of our common stock.
-----------------------------------------------------------------------------


     We have arbitrarily determined the offering price of the common stock because there is no market for any of our securities. There can be no assurance that the offering price accurately reflects the value of our common stock or that investors will be able to sell the common stock for at least the offering price or at any price at any time.

We are dependent on the services of our President and the loss of those services would have a material adverse effect on our business.
--------------------------------------------------------------------


     We are highly dependent on the services of Jim Dodrill, our Chairman of the Board and President. Mr. Dodrill maintains responsibility for our overall corporate strategy. Mr. Dodrill formerly served as President and General Counsel of Outlook Sports Technology, Inc., a designer and marketer of golf equipment, apparel and accessories. During Mr. Dodrill's time at Outlook Sports he negotiated the license of all intellectual property rights for North America and Japan from one of Europe's largest golf equipment and apparel design companies and oversaw the development and introduction of golf equipment, apparel and accessories under two brand names, HiPPO and Tegra, into the North American market. Mr. Dodrill also was responsible for negotiating contracts ranging from the outsourcing of production to professional endorsement of the product lines. The loss of the services of Mr. Dodrill would have a material adverse effect upon our business and prospects.


Our President has the voting power to greatly influence our affairs and may make decisions that do not necessarily benefit all shareholders equally.
---------------------------------------------------------------------------

     As of the date of this prospectus, our President owns approximately 88.8% of our outstanding Common Stock.
Consequently, Mr. Dodrill is in a position to control matters submitted for shareholder votes, including the ability to elect a majority of our Board of Directors and to exercise control over our affairs, generally.


You may not be able to buy or sell our stock at will and may lose your entire investment.
-----------------------------------------------------------------------------

     We are not listed on any stock exchange at this time.   We
hope to become a bulletin board traded company. These are often known as "penny stocks" and are subject to various regulations involving certain disclosures to be given to you prior to the purchase of any penny stocks. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of you investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is volatile and you may not be able to buy or sell the stock when you want.

Our management will have broad discretion to use any proceeds from sales of the common stock and their uses may not yield a favorable return.
---------------------------------------------------------------------------

     While we intend to use the net proceeds from any common stock we are able to sell principally for working capital needs and general corporate purposes, including product and market development and searching for products to license, our management will have broad discretion to spend the proceeds from this offering in ways with which stockholders may not agree. The failure of our management to use these funds effectively could result in unfavorable returns. This could have significant adverse effects on our financial condition and could cause the price of our common stock to decline.

Future sales of our common stock may have a depressive effect upon its price.
-------------------------------------------------------------

     All 5,628,750 of the currently outstanding shares of common stock were issued at prices lower than the price of the shares of common stock in this offering. With the exception of the shares of common stock being registered in this Registration Statement for our selling shareholders, these shares are "restricted securities" as that term is defined by Rule 144 of the Securities Act, and in the future, may be sold in compliance with Rule 144 or pursuant to an effective registration statement. Rule 144 allows a person, subject to certain requirements, who has beneficially owned restricted securities for a period of one year to, every three months, sell in brokerage transactions an amount that does not exceed the greater of (1) 1% of the outstanding number of shares of a particular class of such securities or (2) the average weekly trading volume in such securities on all national exchanges and/or reported through the automated quotation system of a registered securities association during the four weeks prior to the filing of a notice of sale by a securities holder. In the future, sales of presently restricted securities may have an adverse effect on the market price of our common stock should a public trading market develop for such shares.

Risks related to this offering:
-------------------------------

Our shares are "Penny Stocks" which are subject to certain restrictions that could adversely affect the liquidity of an investment in us.
-----------------------------------------------------------------------


     Our shares are "penny stocks" within the definition of that term contained in Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, which imposes sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks. These additional sales practices and disclosure requirements could impede the sale of our securities, including securities purchased herein, in the secondary market. In addition, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.

     Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or "accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

There has never been a market for our common stock and one may never develop.
-----------------------------------------------------------------------------

     Prior to this offering, there has been no public trading market for our common stock and there can be no assurances that a public trading market for the common stock will develop or, if developed, will be sustained. Although we hope to be accepted for quotations on the Over the Counter Bulletin Board, there can be no assurance that a regular trading market will develop for the common stock offered through this prospectus, or, if developed, that it will be maintained.

There is no assurance of future dividends being paid.
-----------------------------------------------------


     At this time we do not anticipate paying dividends in the future, but instead plan to retain any earnings for use in the operation of our business and to fund future growth. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions.

Risks associated with forward-looking statements.
-------------------------------------------------

     This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to:

        (1) our ability to obtain a meaningful degree of consumer acceptance for our products now and in the future,
        (2) our ability to market our products on a global basis at competitive prices now and in the future,
        (3) our ability to maintain brand-name recognition for our products now and in the future,
        (4)  our ability to maintain an effective distributors network,
        (5) our success in forecasting demand for our services now and in the future,
        (6) our ability to maintain pricing and thereby maintain adequate profit margins,
        (7) our ability to achieve adequate intellectual property protection and
        (8) our ability to obtain and retain sufficient capital for future operations.

                                USE OF PROCEEDS


     We will not receive any proceeds from the sale of securities being offered by our selling shareholders.


     Our proceeds from this offering will vary depending on how many shares of our common stock we are able to sell. If we sell all shares of common stock being registered in this offering, we will receive proceeds of $500,000. Any and all proceeds received will be used for working capital and general corporate purposes. Working capital expenses include expenses for product development, travel, communications, office supplies, rent and utilities, and other ongoing selling, general and administrative expenses and we consider general corporate purposes to be expenses such as those legal and accounting expenses typically incurred in connection with being a publicly traded company.


     We expect to incur expenses of approximately $5,000 in connection with the registration of the shares.


     The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. While management has developed the following estimates to the best of its ability, there can be no assurance that we will spend the use of proceeds exactly as laid out in the table.




Total shares offered                    	2,000,000	2,000,000 	2,000,000 	2,000,000
Percent of total shares offered                       25%             50%             75%           100%
Shares sold                                       500,000       1,000,000       1,500,000       2,000,000

Gross proceeds from offering                      125,000         250,000         375,000         500,000
Less: offering expenses                             5,000           5,000           5,000           5,000
                                             -------------    ------------    ------------    ------------
Net proceeds from offering                        120,000         245,000         370,000         495,000

Use of net proceeds
  Accounting & legal fees                          10,000          12,500          15,000          20,000
  Travel                                            5,000          10,000          15,000          20,000
  Product Development/Testing                      20,000          50,000          75,000         100,000
  Purchase of Inventory                            40,000          70,000         100,000         125,000
  Compensation to Mr. Dodrill                         -            48,000          60,000          75,000
  Operating expenses & working capital             45,000          54,500         105,000         155,000



     It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 2,000,000 shares offered will be sold. If fewer than all of the shares are sold, we may ultimately need to modify our business plan and our plan of product development and introduction of products into the market may be delayed. There can be no assurance that any delay or modification will not adversely affect our development and ultimately our chance of success. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us, or at all.

     The amounts set forth above are estimates developed by our management for allocation of net proceeds of this offering based upon our current plans and prevailing economic and industry conditions and assumes that we are able to sell the numbers of the shares set forth in each column above. Although we do not currently contemplate material changes in the proposed use of proceeds set forth above, to the extent that our management finds that adjustments are required, the amounts shown may be adjusted among the uses indicated above. Our proposed use of proceeds is subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended. The proposed application of proceeds is also subject to changes in market conditions and our financial condition in general. Changes in general, economic, competitive and market conditions and our financial condition would include, without limitation, the occurrence of a national economic slowdown or recession, a significant change in the golf equipment or accessories industry and the environment in which we operate, and/or regulatory changes in general.
While our management is not currently aware of the existence or pending threat of any of the foregoing reasons, we provide you no assurance that one or more of such events will not occur.

                    DETERMINATION OF OFFERING PRICE

     Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.


                             DIVIDEND POLICY

     It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant.

                                   DILUTION

     Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. Our net tangible book value at December 31, 2001 was a deficiency of $4,326 or a de minimus amount per share of common stock. Dilution per share represents the difference between the offering price of $0.25 per share and the net tangible book value per share of common stock, as adjusted, immediately after this offering.

     After giving effect to the completion of the offering and after deducting offering expenses estimated to be $5,000, our pro forma net tangible book value will be $490,674, or $0.06 per share. This represents an immediate increase in pro forma net tangible book value of $0.06 per share to existing stockholders and an immediate dilution of $0.19 per share, or approximately 76% of the offering price, to investors purchasing shares of common stock in the offering.

     Public offering Price per share                          $ 0.25
     Net Tangible Book Value per share before offering        $    -
     Increase Per Share attributable to sale of these shares  $ 0.06
     Pro-Forma Net Tangible Book Value after offering         $ 0.06
     Dilution per share to Public Investors                   $ 0.19

     The following table summarizes as of December 31, 2001, the number of shares purchased as a percentage of our total outstanding shares, the aggregate amount paid for such shares, the aggregate amount paid figured as a percentage of the total amount paid, and the average amount paid per share for such shares. For purposes of this table, the sale to the public of these shares, is assumed to have taken place on December 31.


                            Shares Purchased       Total Consideration Paid     Average Price
                           Number    Percent       Amount          Percent     per Share
                           ------    -------       ------          -------     -------------
Existing Shareholders    5,628,750    73.78%       $  10,825         2.12%       $0.0019
New Investors            2,000,000    26.22%       $ 500,000        97.88%       $0.25
                         ---------   -------       ---------       -------     -------------

Total                    7,628,750   100.0%        $ 510,825       100.0%        $0.0670


     The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales of the shares being achieved:



Shares outstanding prior to offering     5,5,628,750

Total shares offered                     2,000,000       2,000,000       2,000,000      2,000,000
Shares sold                                500,000       1,000,000       1,500,000      2,000,000
Public offering price                        $0.25           $0.25           $0.25          $0.25

Per share increase attributable to
new investors                              $  0.02         $  0.04         $  0.05         $ 0.06
NTBV per share prior to offering           $    -          $    -          $    -          $   -
                                           -------         -------         -------         ------

Post offering pro forma NTBV per share     $  0.02         $  0.04         $  0.05         $ 0.06

Dilution to new investors                  $  0.23         $  0.21         $  0.20         $ 0.19
Percent of dilution of the offering price       92%             84%             80%            76%


                       MANAGEMENT'S PLAN OF OPERATIONS


Results and Plan of Operations
------------------------------

     For the period from inception through December 31, 2001 no revenue was generated or anticipated by management's forecast. We do not anticipate generating revenue until at the earliest, the second half of fiscal 2002, which ends on December 31, 2002. Management has been reinitiating contacts within the golf industry and searching for products to potentially license for introduction into the domestic golf market. We have begun searching for products or brands to license or acquire for introduction into the domestic golf market and are currently testing various products designed by independent golf equipment and accessory designers. There can be no assurance that we will find any such product, nor can there be assurance that revenue will be generated, meet or exceed expectations in the future.

     We anticipate that over the next twelve months we will have discussions with various designers and inventors of various golf products. Our President intends to attempt to leverage relationships he has developed in the golf equipment industry and identify products that may be available for licensing or acquisition. Once identified, we will attempt to negotiate a contract in order to gain the rights to produce and/or market such product. We also intend to attempt to negotiate with certain designers of golf products for such designers to produce products specifically for us. Our President's background includes having licensed the rights for certain golf products as well as contracting for the design and manufacture of golf products for direct ownership by the marketer.


     We incurred expenses from inception to December 31, 2001 of $20,826, which also equaled our loss during that period. This amount was financed primarily through $8,875 of receipts from equity subscriptions, $12,500 of accrued salary to our sole officer, $5,000 of contributed legal services and $2,250 worth of restricted shares of our common stock that were issued for services rendered.
Our loss per share through this date was de minimus. Our sole current officer has agreed to defer all salaries until we raise a minimum of $250,000. Our principal executive and administrative offices are located in space that is owned by this officer. We are not presently incurring any rent expenses associated with this space, but are paying to him a monthly fee of $75 to cover the direct expenses
(e.g. telephone and fax) associated with this space. We anticipate relocating from this space to a leased space, which would also be in Boca Raton, Florida within 90 days of our completion of raising financing in a minimum amount of at least $250,000. Accordingly, our current
"burn rate" is under $250 per month.



     Management believes that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, due to our low burn rate and the cooperation of our management in deferring salaries, even if we are unsuccessful in selling any of the shares of common stock offered by this prospectus, assuming that we do not commence our anticipated operations, we will be able to satisfy our cash requirements for at least the next 12 months. Fully executing our business plan beyond the stage of identifying a product or products for introduction, however, will significantly change our cash needs and monthly burn rate and we will not be able to begin such execution until we have raised substantial additional resources.

     As of the date of this prospectus, we have begun searching for products or brands to license for introduction into the domestic golf market and are currently testing various products designed by independent golf equipment and accessory designers. However, at this time we do not have any agreements in place regarding the acquisition or licensing of any product. If our testing of any product leads us to believe that such product shows promise we will attempt to either acquire the rights to such product in full or negotiate an exclusive license under which we would market such product throughout the United States and then, subsequently, other countries.

     We do not anticipate that there will be any significant changes in the number of employees or expenditures from what is discussed in this prospectus. There can be no assurance, however, that conditions will not change forcing us to make changes to any of our plan of operations or business strategies.

Liquidity and Capital Resources
-------------------------------


     While at this time we do not have any significant current liabilities, our current liabilities exceed our current assets and may continue to do so in the future. Our business expansion will require significant capital resources that may be funded through the issuance of notes payable or other debt arrangements that may affect our debt structure.


     To date we have spent a total of $20,826 in general operating expenses and expenses associated with searching for products or brands to acquire or license. We raised the amounts used in these activities from a Regulation D offering in which we raised $10,325.

     To date, we have managed to keep our monthly burn rate low for two reasons. First, our sole officer has agreed not to draw a salary until a minimum of $250,000 in funding is obtained. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and are only paying the direct expenses associated with our business operations.


     Given our low monthly burn rate and the agreement of our officer, management believes that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations, it has sufficient financial resources to meet its obligations for at least the next twelve months.



     In the early stages of our business plan, we will need cash for research and development and for testing of products. The most important milestone will be locating and securing an agreement for the license of, or developing internally an acceptable product for introduction into the golf market.
There can be no assurance that we will successfully find or develop any such product. Our main cash need during this early stage will be for expenses relating to locating and acquiring or licensing a product, including travel to meet with designers of golf equipment and accessories and testing of products. We anticipate that during the first year, in order to fully execute our business plan, we would need to spend a minimum of $50,000 on such endeavors. We hope to raise these funds through this offering.
If we are unable to raise the funds through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, our sole officer anticipates that he will continue seeking opportunities in the golf industry that require less capital.
An example of such an opportunity would be acquiring the rights for distribution of a product for various markets and then seeking a third party to actually distribute such products and pay a royalty to us based on sales achieved. If no alternative financing can be found and our officer is unable to identify and capitalize on opportunities in the golf industry, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note
5 of our financial statements.


     Once a product is licensed or acquired, however, we will need additional cash to introduce such product to market. We will likely have to carry the costs of producing at least some samples of the product to be introduced in order to facilitate sales. Management does not believe it can accurately predict these expected costs because they could fluctuate significantly depending on the nature of the product to be introduced.

     We intend to utilize an independent sales force, who will be compensated on a commission basis, solely for sales actually achieved by them. By using such a sales force we will be able to maintain lower cost of sales while also keeping our funding requirements to a minimum.


Uncertainties
-------------

     There is intense competition in the golf equipment and accessories industry with other companies that are much larger and both national and international in scope and which have greater financial resources than we have. At present, we require additional capital to make our full entrance into the golf industry.

Forward Looking Statements
--------------------------

     Certain statements in this report are forward-looking statements within the meaning of the federal securities laws. Although the Company believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, competitive pricing pressures at both the wholesale and retail levels, changes in market demand, changing interest rates, adverse weather conditions that reduce sales at distributors, the risk of assembly and manufacturing plant shutdowns due to storms or other factors, and the impact of marketing and cost-management programs.

Recent Accounting Pronouncements
--------------------------------

     SFAS No. 141, "Business Combinations", establishes financial accounting and reporting standards for business combinations and supercedes APB Opinion No. 16, "Business Combinations" and SFAS No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises". All business combinations in the scope of SFAS No. 141 are to be accounted for using the purchase method of accounting. Adoption of SFAS No. 141 is not expected to have a material effect on the Company, inasmuch as the Company has historically not participated in any business combinations.

     SFAS No. 142, "Goodwill and Other Intangible Assets", establishes financial accounting and reporting standards for acquired goodwill and other intangible assets and supercedes APB Opinion No. 17, "Intangible Assets". SFAS No. 142 establishes standards as to how intangible assets that are acquired (but not acquired in a business combination) should be accounted for in financial statements upon their acquisition. In addition, SFAS No. 142 establishes standards how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. Adoption of SFAS No. 142 is not expected to have a material effect on the Company, inasmuch as the Company has historically not had a material amount of intangible assets and no goodwill recorded in the financial statements.

     Statement No. 144 "Accounting for the Impairment or
Disposal of Long-Lived Assets" supercedes Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS 144 also supercedes the provisions of APB 30, "Reporting the Results of Operations," pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS 131, Disclosures about Segments of an Enterprise and Related Information. SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the future implementation of SFAS 144 on January 1, 2002 will not have a material effect on the Company's financial position, results of operations or liquidity.

                                   BUSINESS

GENERAL AND COMPANY HISTORY

     Golf Product Technologies, Inc. was incorporated in the state of Florida on August 9, 2001 as a C corporation.

     We are attempting to become a golf equipment and accessories design and marketing company and intend to market products that either we license or acquire from third parties or develop ourselves. Our founder, President and Chairman served for four years as the President and General Counsel of another designer and marketer of golf equipment, apparel and accessories. We hope to leverage relationships he formed in that capacity in order to enter the golf equipment and accessories markets. As of the date of this prospectus we have not generated any revenues.

     Our aim is to introduce new, visibly distinct technology to the golf equipment and accessories market. We believe that the greatest amount of consumer dollars are being spent on the premium-priced segment of the golf industry and accordingly will focus our efforts on developing products appropriate for entry into that segment. We also believe that by introducing visibly distinctive products consumers will be able to differentiate our products from other companies' products more easily and accordingly have a reason to consider purchasing our products.

INDUSTRY OVERVIEW

     The development and introduction of new golf club designs and technological advances have dramatically influenced the golf club industry. In the late 1960s, cavity-backed, perimeter-weighted irons were successfully introduced. The "sweet spot" on these irons was significantly increased, making the club more forgiving to off-center hits and providing the opportunity for many golfers to make better golf shots. The golf club market was further advanced in the late 1970s with the introduction of "metal woods," which increased the distance golfers could achieve with drivers or fairway woods. In the early and mid-1990s, oversized metal drivers were introduced.

     According to the National Golf Foundation (NGF), wholesale revenues for golf equipment in the U.S. in 2000 were approximately $2.8 billion, a figure higher than 1999's results of $2.7 billion, but down from the industry's all-time high of $3.0 billion recorded in 1997.

     The NGF has also reported that the number of golfers in the U.S. has leveled off at approximately 26 million, with the number of new golfers each year, estimated at 3 million, offset by a similar amount of people leaving the game. The lack of growth in overall golf participation is due to barriers such as time, cost, lack of playing partners, and poor play, according to the NGF's study, "A Strategic Perspective on the Future of Golf," conducted by international consultant McKinsey & Co. The study reported modest growth expectations for golf participation of 1.5% per year, compounded annually, over the next decade.

     The golf equipment business is highly competitive, and has been characterized by widespread imitation of popular club
designs.   Our principal anticipated future competition comes from several large well-established and recognized leaders in the sale of premium golf clubs, such as Callaway Golf Company, TaylorMade-adidas Golf
Company, Acushnet  (Titleist/Cobra), Ping, Wilson, and Spalding.
Each of these companies has substantially more financial, management and technical resources than we do. In addition to these competitors, there are some golf club manufacturers and sporting goods companies that do not currently manufacture premium-quality golf clubs, but, could, in light of their substantial resources, pose competition to us if they were to enter the market. An example is Nike, which we believe to be the world's largest sporting goods company, and which began testing prototype drivers and irons on the professional golf tours in late 2000 and early 2001.


     A general decline in the golf equipment business occurred following the industry's record wholesale revenues of $3.0 billion in 1997. This decline was marked by three of the major golf equipment manufacturers announcing price reductions at the wholesale level as well as the fact that they were carrying a significant amount of excess inventory. As a result, other manufacturers of premium golf equipment were forced to reduce their selling prices in order to remain competitive.

PRODUCT DEVELOPMENT

     We will not limit our research efforts by trying to only introduce products that duplicate designs that are traditional or conventional. We intend to create an organization that values and explores new ideas and looks for product ideas in unconventional settings. Product development is expected to be the result of the integrated efforts of our management team and outside contractors and manufacturers, working together to generate new ideas for premium golf equipment. We intend to refine these ideas and work with outside firms to create prototypes, masters and the necessary tooling.

     The design of new golf clubs is greatly influenced by rules and interpretations of the United States Golf Association ("USGA"). Although the golf equipment standards established by the USGA generally apply only to competitive events sanctioned by that organization, designers of new clubs generally seek compliance with USGA standards. Our product design and development process will involve coordination with the USGA staff regarding such compliance.

PATENTS AND TRADEMARKS

     Where appropriate, we will seek patent or trademark protection for the products or brands we develop or introduce. However, there can be no assurance that patents or trademarks will issue from any of our future applications. As of the date of this prospectus, we have not filed for any trademarks or patents and do not own any trademarks or patents.

SUPPLIERS

     We intend to source all of our golf club components through contract manufacturing facilities in order to keep our manufacturing costs low. We anticipate that at least some of the components we produce for any future golf products will be manufactured in Asia. Many companies in the golf industry use contract manufacturing facilities in Asia and there are several potential manufacturers that we will be able to approach regarding manufacturing our future products.

SALES AND MARKETING

     Our target consumer is the avid amateur golfer. To reach this consumer we intend to create a direct response advertising campaign, which may include an infomercial, a unique web site which will allow for electronic commerce and attempting to obtain endorsements from professionals.

     Advertising and Promotion. We anticipate promoting our products through a cost-effective combination of public relations, promotion, print advertising, and printed sales materials. We intend to avoid general image advertising (in television or print), choosing instead to focus the marketing budget on direct response advertising which has a more predictable impact on sales and can be a cost-effective way to simultaneously build brand name recognition, communicate a product story, and sell product. As part of this strategy, we plan to place direct response advertisements in national print publications such as Golf Digest and Golf World.

     Infomercials. We believe that good infomercials can enhance consumer awareness of products, make immediate sales, and expand the retail customer base. We believe that, if designed correctly and if the product offers true playing benefits, an infomercial may be capable of self-perpetuating and accordingly allow significant marketing for a nominal amount of funding.


     Direct Response. In addition to direct response advertising, we will pursue some direct consumer sales with direct mail and telemarketing programs, including direct mail programs, outbound phone calls and e-mail blasts to current and prospective consumer buyers, website with shopping cart feature for on-line purchasing, internet contests and programs designed to build our consumer data base for future sales, and participation in consumer shows. All these programs are designed to sell product directly to consumers that will build sales and expand brand awareness. Since most direct response sales are made by credit card, we will be able to secure cash payment before shipment without any credit risk or accounts receivable management. Most direct response sales are, however, made with a guaranteed 30-90 day return privilege. Based upon management's experience, it is our belief that rates of return range from 20% to 40%.
The success of the direct response campaign is dependent on careful management of the return rate.


     Product Endorsements. We believe that gaining consumer acceptance for any products we introduce will require acceptance of such products by professional golfers. It is our intention to attempt to build a relationship with various golfers on the "mini-tours" and receive their input on products as they are being developed for introduction. We hope that by partnering in such a way we will be able to create products that the professionals will find desirable and accordingly develop strong relationships that will remain intact with such professionals.

COMPETITION


     The golf club markets in which we plan to do business are highly competitive, and are served by a number of well-established and well-financed companies with recognized brand names, as well as new companies with popular products. With respect to metal woods and irons, our major domestic competitors are anticipated to be companies such as Callaway Golf, Taylor Made, Titleist, Spalding and Ping. Over the past few years, Orlimar and Adams emerged as new competitors. For putters, our major domestic competitors are anticipated to include Ping and Titleist.


     The golf club industry is generally characterized by rapid and widespread imitation of popular technologies, designs and product concepts. If we are able to produce a successful product, we expect that one or more competitors may introduce products similar to such product. The buying decisions of many purchasers of golf clubs are often the result of highly subjective preferences that can be influenced by many factors, including, among others, advertising media, promotions and product endorsements. We may face competition from manufacturers introducing other new or innovative or successfully promoting golf clubs that achieve market acceptance. The failure to compete successfully in the future could result in a material deterioration of any customer loyalty we establish and could have a material adverse effect of our business, operating results or financial condition.

LEGAL PROCEEDINGS

     We are not party to any legal proceedings as of the date of this prospectus.

EMPLOYEES

     As of the date of this prospectus we have 2 employees, our founder and sole officer and one part time administrative assistant.

DESCRIPTION OF PROPERTY

     Our principal office facility is presently located in space owned by our sole officer. We are not presently incurring any rent expenses associated with this space.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND/FINANCIAL DISCLOSURE.

     We have had no disagreements with our accountants on accounting and financial disclosure.

                                 MANAGEMENT

Directors and Executive Officers
--------------------------------

     Our sole directors and executive officer is:

                                                                      Director
Name           Age     Position                                        Since
----           ---     --------                                       --------

Jim Dodrill    35      President, principal executive officer,          2001
                       Interim principal financial officer, general counsel and Director




Jim Dodrill is currently practicing, and has practiced for the past two years, law through his own firm, The Law Office of James
G. Dodrill II, PA. Simultaneously, Mr. Dodrill devotes efforts to furthering our business plan, primarily by searching for and testing products for potential acquisition or license by the company. Mr. Dodrill has indicated that if we secure financing in excess of $250,000 he would devote the majority of his business efforts to our operations. More specifically, Mr. Dodrill has indicated that if we raise gross proceeds of $250,000 or more through this offering he would devote the equivalent of at least three business days per week to our operations. If we are able to raise gross proceeds of at least $125,000 through this offering he intends to devote at least 10 hours per week to our operations. In such a case much of his efforts would likely be spent looking for additional sources of financing for us.



From February 1996 until January 2000, Mr. Dodrill served as President, General Counsel and a Director of Outlook Sports Technology, Inc., a designer and marketer of golf equipment, apparel and accessories which he co-founded. During Mr. Dodrill's time at Outlook Sports, he negotiated the license of all intellectual property rights for North America and Japan from one of Europe's largest golf equipment and apparel design companies and oversaw the development and introduction of golf equipment, apparel and accessories under two brand names, HiPPO and Tegra, into the North American market. Mr. Dodrill also was responsible for negotiating contracts ranging from the outsourcing of production to professional endorsement of the product lines. From 1993 until 1996, Mr. Dodrill was an associate at the law firm of Latham & Watkins, practicing in the corporate area with an emphasis on securities offerings, acquisitions, finance and general corporate representation. Mr. Dodrill graduated from Brown University in 1988 and the University of Miami School of Law, magna cum laude, in 1993.


Directors' Remuneration
-----------------------

     Our directors are presently not compensated for serving on the board of directors.


Executive Compensation
----------------------

Employment Agreements
---------------------

     We have not entered into any employment agreements.

Summary Compensation Table

	The following table sets forth the total compensation paid to or accrued for the year ended December 31, 2001 to our President, who was our sole executive officer at the end of our last fiscal year.


Annual Compensation


Name and                                              Other       Restricted     Securities                     All
Principal Position                                    Annual         Stock       Underlying      LTIP          Other
                       Year    Salary     Bonus     Compensation     Awards      Options        Payouts    Compensations
------------------     ----    ------     -----     ------------  ----------     -----------    -------    -------------
Jim Dodrill,           2001    $12,500      0             0            0             0             0            0
President



Stock Option Grants in the past fiscal year
-------------------------------------------

We have not issued any grants of stock options in the past fiscal year.

                          PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of all shares which may potentially be sold in connection with this registration statement, by (i) those shareholders known to be the beneficial owners of more than five percent of the voting power of our outstanding capital stock, (ii) each director, and (iii) all executive officers and directors as a group:


					Number of	Percent		Number of
                                        Shares Owned    Owned           Shares Owned   Percent
Name and Address of                     Before          Before          After           After
Beneficial Owner			Offering	Offering	Offering
        Offering <F1>
--------------------                    --------        --------        --------       -------
Jim Dodrill, 				5,000,000	88.8%		4,500,000      	58.99%

All Directors and Officers as
A Group (1 person)                      5,000,000       88.8%           4,500,000       58.99%



_____________

<F1>
(1)     Assumes the sale of all shares offered hereunder.

                           SELLING SHAREHOLDERS


The following table sets forth certain information with respect to the ownership of our common stock by selling shareholders as of February 25, 2002. Unless otherwise indicated, none of the selling shareholders has or had a position, office or other material relationship with us within the past three years.



                                Ownership of                                    Ownership of
                                Common Stock                    Number of       Common Stock
                                Prior to Offering             Shares offered     After Offering
Selling Shareholder           Shares<F1>     Percent               Hereby       Shares         Percent
-----------------------------------------------------------------------------------------------------
Jim Dodrill<F2>               5,000,000        88.8%             500,000       4,500,000       58.99
Securities Filings, Inc.        100,000        1.78%             100,000               0           *
Carol Dodrill                    75,000        1.33%              75,000               0           *
Gina Stelluti                    50,000            *              50,000               0           *
David Graham                     25,000            *              25,000               0           *
Ron Sawchuk                      25,000            *              25,000               0           *
Greg Stein                       25,000            *              25,000               0           *
Adam Runsdorf                    25,000            *              25,000               0           *
Norm Hope                        25,000            *              25,000               0           *
Beverly Roberts                  25,000            *              25,000               0           *
Gary Stelluti                    17,500            *              17,500               0           *
Diane Sawchuk                    15,000            *              15,000               0           *
Haley Stelluti                   15,000            *              15,000               0           *
Leon Kline                       15,000            *              15,000               0           *
Jennifer Presson                 15,000            *              15,000               0           *
Louis Hyatt                      15,000            *              15,000               0           *
Chris Sawchuk                    12,500            *              12,500               0           *
Kim Sawchuk                      12,500            *              12,500               0           *
Scott Massey                     12,500            *              12,500               0           *
Kristy Massey                    12,500            *              12,500               0           *
Dana Eberts                      12,500            *              12,500               0           *
Phil Dee                         12,500            *              12,500               0           *
Sandra Dee                       12,500            *              12,500               0           *
Gerardo Quinonez                 12,500            *              12,500               0           *
Lisa Baron                       12,500            *              12,500               0           *
Julian Alexander                 12,500            *              12,500               0           *
Khristina Iwasz                  12,500            *              12,500               0           *
Todd Graham                       6,250            *               6,250               0           *
Andrew Graham                     6,250            *               6,250               0           *
Terese Rosati                     6,250            *               6,250               0           *
Lou Rosati                        5,000            *               5,000               0           *

Total                         5,628,750                        1,128,750


* Indicates less than 1%

<F1>
1) Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering. Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each shareholder will own upon completion of this offering.
<F2>
2) Mr. Dodrill is our President, principal executive officer, interim principal accounting officer, general counsel and Director

                           CERTAIN TRANSACTIONS

     In August 2000, we agreed to issue to our President
5,000,000 shares of our common stock for $0.0001 per share as "founder's stock."

                         DESCRIPTION OF SECURITIES

General
-------

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 5,628,750 shares of common stock and no shares of preferred stock were outstanding. We presently act as the transfer agent for our common stock but, prior to an active trading market developing, anticipate hiring ComputerShare Trust Company of Denver, Colorado to serve as our transfer agent.

Common Stock
------------

     We are authorized to issue 100,000,000 shares of our common stock, $0.0001 par value, of which 5,628,750 shares are issued and outstanding as of the date of this prospectus. The issued and outstanding shares of common stock are fully paid and non-assessable. Except as provided by law or our certificate of incorporation with respect to voting by class or series, holders of common stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock will be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders.

Preferred Stock
---------------

     The board of directors has the authority, without further action by our shareholders, to issue up to 20,000,000 shares of preferred stock, par value $.0001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. No shares of preferred stock are currently issued and outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change of our control.


Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

     There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.

     As of January 15, 2002, there were 31 shareholders of record of our common stock and a total of 5,628,750 shares outstanding. Of the 5,628,750 shares of common stock outstanding, 5,000,000 shares of common stock are beneficially held by an "affiliate" of the company. All shares of common stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by our "affiliates" as defined for purposes of the Securities Act.

     Under certain circumstances, restricted shares may be sold without registration, pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule 144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock.

                         DISCLOSURE OF SEC POSITION
             ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


     Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

                           PLAN OF DISTRIBUTION


     Upon effectiveness of this registration statement, we will conduct the sale of the shares we are offering on a self-underwritten, best-efforts basis. This means that we do not have an underwriter and that we will sell the shares directly to investors. Participating on our behalf in the distribution is Jim Dodrill, our Interim Principal Executive Officer, who is exempt from registration as a broker dealer under Rule 3a4-1 of the Securities Exchange Act. All shares of our common stock that we are registering for sale by the company that we are able to sell will be sold at a price per share of $0.25.
There can be no assurance that we will sell all or any of the shares offered. We have no arrangement or guarantee that we will sell any shares. All subscription checks shall be made to the order of Golf Product Technologies, Inc.


     While we do not anticipate utilizing any registered securities broker-dealers in connection with any sales of the shares and have no arrangements to use any broker-dealers, we may, in our discretion, accept subscriptions for shares through broker-dealers that are members of the National Association of Securities Dealers, Inc. and are willing to, in connection with such sales, pay a commission of up to 10% of the price of each share sold. No officers or directors shall receive any commissions or compensation for their sale of the shares pursuant to the terms hereof.


     The selling shareholders will sell their shares at a price per share of $0.25 until our shares are traded on the Over The
Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. The selling shareholders may sell or distribute their common stock from time to time themselves, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Accordingly, the prices at which the selling shareholder's shares are sold may be different than the price of shares that we sell. These sales by Selling
Shareholders may occur contemporaneously with sales by us. The sale of the common stock offered by the selling shareholders through this prospectus may be effected in one or more of the following:


*   Ordinary brokers' transactions;
*   Transactions involving cross or block trades or otherwise
* Purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
* "at the market" to or through market makers or into any market for the common stock which may develop;
* in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
*   in privately negotiated transactions; or
*   any combination of the foregoing.

     Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.


     Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive.
We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. In the event that we use an underwriter or a broker-dealer to consummate the sale of the shares we are registering for sale by the company, we will file a post-effective amendment to this registration statement setting forth the name of such identity and the terms under which such entity is participating in this offering.


     We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

     We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases make in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

                              LEGAL MATTERS

     The Law Office of L. Van Stillman, PA, of Delray Beach,
Florida will give an opinion for us regarding the validity of the common stock offered in this prospectus.

                                EXPERTS

     The financial statements as of December 31, 2001 and for the period from August 9, 2001 (inception) to December 31, 2001 included in this prospectus have been so included in reliance on the report of Salberg & Company, P.A., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                   WHERE YOU CAN FIND MORE INFORMATION


     We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Cycle Country Accessories Corp. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549, and at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at Golf Product Technologies, Inc., 3360 NW 53rd Circle, Boca Raton, Florida 33496 Attention: Jim Dodrill, President.


     Following the effectiveness of this registration statement, we will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

                       GOLF PRODUCT TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                            FINANCIAL STATEMENTS

                             DECEMBER 31, 2001

                     Golf Product Technologies, Inc.
                      (A Development Stage Company)



                                 Contents
                                 --------


                                                         Page(s)
                                                         -------
Independent Auditors' Report                               1


Balance Sheet                                              2


Statement of Operations                                    3


Statement of Changes in Stockholders' Deficiency           4


Statement of Cash Flows                                    5


Notes to Financial Statements                              6 - 9

                        Independent Auditors' Report
                        ----------------------------



To the Board of Directors of:
Golf Product Technologies, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Golf Product Technologies, Inc. (a development stage company) as of December 31, 2001 and the related statements of operations, changes in stockholders' deficiency and cash flows for the period from August 9, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Golf Product Technologies, Inc. (a development stage company) as of December 31, 2001, and the results of its operations and its cash flows for the period from August 9, 2001 (inception) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company's operating losses of $20,826, accumulated deficit of $20,826, cash used in operations of $1,426, working capital deficit of $4,326 and its status as a development stage company with no revenues raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




SALBERG & COMPANY, P.A.
Boca Raton, Florida
January 10, 2002

                       Golf Product Technologies, Inc.
                       (A Development Stage Company)
                                Balance Sheet
                              December 31, 2001
                              -----------------

                                    Assets
                                    ------
Assets
Cash                                                              $    7,449
Prepaid expenses                                                         725
                                                                  ----------

Total Current Assets                                              $    8,174
                                                                  ==========





                 Liabilities and Stockholders' Deficiency
                 ----------------------------------------

Liabilities
Accrued compensation                                              $   12,500
                                                                  ----------
Total Current Liabilities                                             12,500
                                                                  ----------


Stockholders' Deficiency
Preferred stock, $0.0001 par value, 20,000,000 shares authorized, none issued and outstanding
                                                                        -
Common stock, $0.0001 par value, 100,000,000 shares authorized,
   5,628,750 shares issued and outstanding                               563
Additional paid-in capital                                            17,387
Deficit accumulated during development stage                         (20,826)
                                                                  -----------
                                                                      (2,876)
Less subscription receivable                                          (1,450)
                                                                  -----------
Total Stockholders' Deficiency                                        (4,326)
                                                                  -----------


Total Liabilities and Stockholders' Deficiency                     $   8,174
                                                                  ===========



                  See accompanying notes to financial statements.

                    Golf Products Technologies, Inc.
                     (A Development Stage Company)
                       Statement of Operations
         For the Period From August 9, 2001 (Inception) to
                         December 31, 2001
                         -----------------



Operating Expenses

Compensation                                                       $   12,500
General and administrative                                              1,076
Professional fees                                                       7,250
                                                                   ----------
Total Operating Expenses                                               20,826
                                                                   ----------


Loss from Operations                                                  (20,826)

Net Loss                                                           $  (20,826)
                                                                   ===========


Net loss per share - basic and diluted                             $      -

                                                                   ===========

Weighted average number of shares outstanding during the period -
basic and diluted                                                   5,292,023
                                                                   ===========



                    See accompanying notes to financial statements.

                     Golf Products Technologies, Inc.
                      (A Development Stage Company)
            Statement of Changes in Stockholders' Deficiency
           For the Period From August 9, 2001 (Inception) to
                            December 31, 2001



                                                                    Deficit
                                                                  Accumulated
                                    Common Stock      Additional    During
                                    ------------        Paid-in   Development  Subscriptions
                                  Shares      Amount     Capital     Stage       Receivable     Total
                                  ---------   ------   ----------  -----------  -------------  --------
Common stock issued to founder    5,000,000   $  500    $     -     $    -      $    -         $    500

Common stock issued for cash        516,250       52      10,273         -        (1,450)         8,875

Common stock issued for services    112,500       11       2,239         -           -            2,250

Contributed legal services              -         -        4,875         -           -            4,875

Net loss from August 9, 2001
 (inception) to December 31, 2001       -         -           -       (20,826)       -          (20,826)
                                  ---------   ------   ----------  -----------  -------------  ---------

Balance, December 31, 2001        5,628,750   $  563    $ 17,387    $ (20,826)  $ (1,450)      $ (4,326)
                                  =========   ======   ==========  ===========  =============  =========


                     See accompanying notes to financial statements.

Cash Flows from Operating Activities:


Net loss                                                  $  (20,826)
Adjustments to reconcile net loss to net
cash used in operating activities:
Stock issued for services and expense reimbursement            2,625
Contributed legal services                                     5,000
Changes in operating assets and liabilities:
(Increase) decrease in:
Prepaid expenses                                                (725)
Increase (decrease) in:
Accrued compensation                                          12,500
                                                          -----------
Net Cash Used in Operating Activities                         (1,426)
                                                          -----------


Cash Flows from Financing Activities
Proceeds from sale of common stock                             8,875
                                                          -----------
Net Cash Provided by Financing Activities                      8,875
                                                          -----------


Net increase in cash                                           7,449

Cash at Beginning of Period                                      -
                                                          -----------
Cash at End of Period                                      $   7,449
                                                          ===========


Supplemental Schedule of Non-Cash Investing and Financing Activities:

At inception, the Company issued 5,000,000 common shares valued at $500 to founder for a stipulated cash price, which was settled by forgiveness of accrued expense reimbursement of $375 and contributed legal services of $125.

In December 2001, the Company issued 112,500 common shares for services rendered.

Note 1   Significant Accounting Policies
----------------------------------------

	(A) Organization and Nature of Business
        ---------------------------------------

Golf Product Technologies, Inc. (a development stage company) (the "Company") was incorporated in Florida on August 9, 2001, and has elected a fiscal year end of December 31.

The Company plans to build a diversified golf equipment and accessories design and marketing company with a market leadership position in domestic and international markets.

Activities during the development stage include developing the corporate infrastructure and business plan, raising capital and testing products designed by independent contractors.

        (B) Use of Estimates
        --------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        (C) Income Taxes
        ----------------

The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

        (D) Net Loss Per Common Share
        -----------------------------

Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) available to common stockholder by the weighted-average number of common shares outstanding for the period. Diluted net income per share (Diluted
EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. At December 31, 2001, there were no common stock equivalents outstanding, which may dilute future earnings per share.

                See accompanying notes to financial statements.

        (E) Fair Value of Financial Instruments
        ---------------------------------------

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company's short-term financial instruments, including accrued liabilities and notes payable, approximate fair value due to the relatively short period to maturity for these instruments.

        (F) New Accounting Pronouncements
        ---------------------------------

Statement No. 141 "Business Combinations" establishes revised standards for accounting for business combinations. Specifically, the statement eliminates the pooling method, provides new guidance for recognizing intangible assets arising in a business combination, and calls for disclosure of considerably more information about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this pronouncement did not have a material effect on the Company's financial position, results of operations or liquidity.

Statement No. 142 "Goodwill and Other Intangible Assets" provides new guidance concerning the accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS 141, and the manner in which intangibles and goodwill should be accounted for subsequent to their initial recognition. Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the future implementation of SFAS 142 on January 1, 2002 will not have a material effect on the Company's financial position, results of operations or liquidity.

Statement No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" supercedes Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss,


                See accompanying notes to financial statements.

SFAS 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS 144 also supercedes the provisions of APB 30, "Reporting the Results of Operations," pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS 131, Disclosures about Segments of an Enterprise and Related Information. SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the future implementation of SFAS 144 on January 1, 2002 will not have a material effect on the Company's financial position, results of operations or liquidity.

Note 2   Related Party Transactions
-----------------------------------

At December 31, 2001, the Company owed its founder and principal stockholder $12,500 of accrued compensation. That officer also contributed legal services valued at its fair market value of $4,875 and paid for his subscription to 5,000,000 shares of common stock with $375 of reimbursable expense and $125 of additional contributed legal services.

Note 3   Stockholders' Deficiency
---------------------------------

The Company issued 5,000,000 common shares to its founders at inception for cash, which was settled through reimbursable expenses of $375 and contributed legal expenses of $125.

The Company issued 516,250 common shares pursuant to an offering at $0.02 per share. The Company received cash of $8,875 and had a subscription receivable of $1,450. The $1,450 was received in January 2002.

The Company issued 112,500 common shares for professional services valued at the contemporaneous offering price of $0.02 per share or $2,250.

Note 4   Income Taxes
---------------------

There was no income tax expense for the period ended December 31, 2001 due to the Company's net losses.

The Company's tax expense differs from the "expected" tax expense
(benefit) for the period ended December 31, 2001, (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:



                See accompanying notes to financial statements.

Computed "expected" tax expense (benefit)      $ (7,081)
Stocked based compensation                        2,625
Effect of net operating losses                    4,456
                                               ---------
                                               $    -


The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2001 are as follows:

Deferred tax assets:
Net operating loss carryforward                $  4,456
Stock based compensation                          2,625
                                               ---------
Total gross deferred tax assets                   7,081
Less valuation allowance                         (7,081)
                                               ---------
Net deferred tax assets                        $    -
                                               =========

The Company has a net operating loss carryforward of approximately $13,106 available to offset future taxable income through 2021.

Note 5   Going Concern
----------------------

As reflected in the accompanying financial statements, the Company has operating losses of $20,826, an accumulated deficit of $20,826; cash used in operations of $1,426, a working capital deficit of $4,326, and is a development stage company with no revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is negotiating with potential customers, capital funding sources, and service providers to implement its business plan.
Management believes that the actions presently being taken to raise capital, implement its business plan, and generate revenues provide the opportunity for the Company to continue as a going concern.



                See accompanying notes to financial statements.

    No dealer, salesman or other
person is authorized to give any
information or to make any
representations not contained in
this prospectus in connection with
the offer made hereby, and, if
given or made, such information or
representations must not be relied
upon as having been authorized by
Golf Product Technologies, Inc.
This prospectus does not constitute
an offer to sell or a solicitation
to an offer to buy the securities
offered hereby to any person in any
state or other jurisdiction in
which such offer or solicitation
would be unlawful.  Neither the
delivery of this prospectus nor any
sale made hereunder shall, under
any circumstances, create any
implication that the information
contained herein is correct as of
any time subsequent to the date
hereof.

Until _________ __, 2002 (90 days
after the date of this prospectus)
all dealers that effect
transactions in these securities,
whether or not participating in
this offering, may be required to
deliver a prospectus .  This is in
addition to the dealer's obligation
to deliver a prospectus when acting
as underwriters and with respect to
their unsold allotments or
subscriptions.


	TABLE OF CONTENTS
                                 Page
Prospectus Summary                3         Golf Product Technologies, Inc.
The Offering                      4
Summary Financial Data            6
Risk Factors                      7
Use of Proceeds                   15
Determination of Offering Price   17
Dividend Policy                   17
Dilution                          18              3,128,750 SHARES
Management's Discussion and
Analysis                          19
Business                          23
Management                        28
Principal Shareholders            30
Selling Shareholders              31
Certain Transactions              32
Description of Securities         33
Indemnification                   35                  PROSPECTUS
Plan of Distribution              36
Legal Matters                     38
Experts                           38
Where You Can Find More
Information                       39
Financial Statements


February 25, 2002

                                    PART II
                                    -------

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
---------------------------------------------------


Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
----------------------------------------------------

	We estimate that expenses in connection with this registration statement will be as follows:

              SEC registration fee*          $      72
              Accounting fees and expenses   $   1,500
              Legal                          $   2,000
              Miscellaneous*                 $   1,428
                                             ---------
              Total                          $   5,000


* estimates
                                       II-1

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
------------------------------------------------

The following information is furnished with regard to all securities sold by us within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act or Regulation D, Rule 504 of the Securities Act. None of the foregoing transactions involved a distribution or public offering.





Date           Name                  # of Shares    Total Price
-------     -------------            -----------    -----------

8/9/01      Jim Dodrill              5,000,000         $500
12/28/01    Securities Filings, Inc.   100,000         *
9/10/01     Carol Dodrill               75,000       $1,500
9/10/01     Gina Stelluti               50,000       $1,000
11/21/01    David Graham                25,000         $500
9/10/01     Ron Sawchuk                 25,000         $500
10/19/01    Greg Stein                  25,000         $500
12/17/01    Adam Runsdorf               25,000         $500
10/31/01    Norm Hope                   25,000         $500
10/17/01    Beverly Roberts             25,000         $500
9/9/01      Gary Stelluti               17,500         $350
9/10/01     Diane Sawchuk               15,000         $300
9/10/01     Haley Stelluti              15,000         $300
10/30/01    Leon Kline                  15,000         $300
10/29/01    Jennifer Presson            15,000         $300
10/26/01    Louis Hyatt                 15,000         $300
10/19/01    Chris Sawchuk               12,500         $250
10/19/01    Kim Sawchuk                 12,500         $250
10/12/01    Scott Massey                12,500         $250
10/12/01    Kristy Massey               12,500         $250
10/15/01    Phil Dee                    12,500         $250
10/15/01    Sandra Dee                  12,500         $250
10/29/01    Gerardo Quinonez            12,500         $250
10/29/01    Lisa Baron                  12,500         $250
11/15/01    Julian Alexander            12,500         $250
12/28/01    Todd Graham                 12,500         $250
12/28/01    Andrew Graham               12,500         $250
12/28/01    Dana Eberts                 12,500         $250
12/28/01    Khristina Iwasz             12,500         *
9/9/01      Terese Rosati                6,250         $125
9/10/01     Lou Rosati                   5,000         $100



* issued for services rendered.

ITEM 27. EXHIBITS
-----------------

Exhibit Number		Description
--------------          -----------

3.1	Articles of Incorporation of Golf Product Technologies, Inc.

3.2	Bylaws of Golf Product Technologies, Inc.

3.3	Specimen certificate of the Common Stock of Golf
          Product Technologies, Inc.

5.1	Opinion of Law Office of L. Van Stillman, PA as to legality
          of securities being registered


10.1 Subscription Agreement for Regulation D, Rule 504 private placement


23.1	Consent of Salberg & Company, P.A.

23.2    Consent of L. Van Stillman, PA (included in Exhibit 5.1)

ITEM 28. UNDERTAKINGS
---------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

(1)	File, during any period in which it offers or sells
securities, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by Section
        10(a)(3) of the Securities Act;

ii.	Reflect in the prospectus any facts or events
        which, individually or together, represent a fundamental change in the information in the registration statement.

iii.	Include any additional or changed material
        information on the plan of distribution.

(2)	For determining liability under the Securities Act,
treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from
registration any of the securities that remain unsold at the end of the offering.

(4)	For determining any liability under the Securities
Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(5)	For determining any liability under the Securities
Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(6)	Insofar as indemnification for liabilities arising
under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange
Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures
                                   ----------


In accordance with the requirements of the Securities Act of 193, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boca Raton state of Florida, on February 25, 2002.


					GOLF PRODUCT TECHNOLOGIES, INC.

                                        By:      /s/ Jim Dodrill
                                        ------------------------
                                         Jim Dodrill
                                        Principal Executive Officer,
                                        President, Principal Financial
                                        Officer and Director



	In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities indicated on February 25, 2002.


  /s/ Jim Dodrill		Principal Executive Officer, President,
-------------------             Principal Financial Officer and Director
      Jim Dodrill